Exhibit 32.1


                          CHIEF EXECUTIVE OFFICER AND
                          CHIEF FINANCIAL OFFICER
                          PURSUANT TO 18 U.S.C. SECTION 1350

      In connection with the accompanying Annual Report on Form 10-K of Big Time Acquisition,Inc. for the fiscal year ended August 31, 2011, I, Scot A. Scheer, Chief Executive Officer(Principal Executive Officer)and Principal Financial and Accounting Officer of Big Time Acquisition,Inc. hereby certify as of the date hereof pursuant to Title 18 U.S.C., Chapter 63, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

           1. Such Annual Report on Form 10-K for the fiscal year ending August 31, 2011 fully complies with the requirements of section 13(a) or 15(d)as applicable of the Securities Exchange Act of 1934; and

           2.  The information contained in such Annual Report on Form
               10-K for the year ended August 31, 2011 fairly represents in all material respects, the financial condition and results of operations of Big Time Acquisition, Inc.

     Dated:  December 8, 2011



     Big Time Acquisition, Inc.

     By: /s/ Scot A. Scheer
        ----------------------------
        Chief Executive Officer
       (Principal Executive Officer
        and Principal Financial and
        Accounting Officer)